UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. ____)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

FIRST INTERSTATE BANCSYSTEM, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

EXPLANATORY NOTE
On April 11, 2023, First Interstate BancSystem, Inc., a Montana corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) a Definitive Proxy Statement under cover of Schedule 14A (the “Proxy Statement”) in connection with the Company’s upcoming 2023 Annual Meeting of Shareholders (the “Annual Meeting”), which is scheduled to be held on May 24, 2023 at First Interstate Bank Great West Center, 1800 Sixth Avenue North, Billings, Montana 59101. Among the matters to be considered for approval at the Annual Meeting is a Plan of Domestication and Conversion to change the Company’s state of incorporation from Montana to Delaware (the “Plan of Conversion”). These definitive additional materials are being filed with the Commission and provided to shareholders solely to disclose, and provide information regarding, one minor change to the Plan of Conversion to provide for the Company’s Delaware authorized shares of capital stock to have nominal par value per share at and after the completion the change in domicile to Delaware pursuant to the Plan of Conversion.
CHANGE TO DELAWARE PAR VALUE IN THE PROPOSED PLAN OF CONVERSION
As currently organized under the laws of the state of Montana, the Company’s capital stock as authorized in its Third Amended and Restated Articles of Incorporation, as amended, is without par value. It was initially contemplated in the Plan of Conversion that the Delaware Certificate of Incorporation would perpetuate the no par value capital stock construct. Subsequent to the filing of the Proxy Statement, however, it was determined to be in the best interests of the Company and its shareholders to provide for a nominal par value for the Company’s capital stock to be authorized in its Delaware Certificate of Incorporation, the provision for which would be effective simultaneously and automatically in connection with the contemplated change in domicile pursuant to the Plan of Conversion. Notably, under applicable Delaware law, the determination whether to authorize shares of capital stock with or without, or for a different, par value is within the discretion of the board of directors, absent contrary provision in a company’s certificate of incorporation. The determination was made to provide for a nominal par value for the Delaware authorized capital stock, among other reasons, to minimize the Company’s expenses associated with the initial filing of the Delaware Certificate of Incorporation pursuant to the Plan of Conversion.
In Delaware, the rates at which some filing and other fees are assessed differ depending on whether the shares of a corporation are with or without par value, with nominal par value shares often being assessed at a lower rate than no par value shares. In addition, some other states may impose qualification or licensing fees on foreign corporations to transact business in such states based on the authorized capital stock of a corporation. In those other states, the rates at which qualification or licensing fees may vary depending on whether the shares of a corporation are with or without par value, with nominal par value shares in some cases being assessed at a lower rate than no par value shares. The adoption of a nominal par value for the Company’s shares of capital stock will in Delaware result in the Company being assessed a lower filing fee in connection with the filing of its Certificate of Incorporation pursuant to the Plan of Conversion, and the Company believes that adopting a nominal par value for its Delaware shares may, in some other cases, result in lower qualification or licensing fees in other states.
Importantly, establishing a nominal par value for the Company’s Delaware authorized capital stock in connection with the Plan of Conversion will have no effect on any of the rights and privileges possessed by holders of the Company’s capital stock (whether before or after the change in domicile pursuant to the Plan of Conversion), and establishing a nominal par value for the Company’s Delaware authorized capital stock pursuant to the Plan of Conversion will not have any material adverse accounting, financial reporting or tax implications for the Company.
In order to give effect to the foregoing, the first sentence of Article Fourth of the Company’s form of Delaware Certificate of Incorporation, which is attached to and filed as Exhibit A to Appendix B to the Proxy Statement, has been updated and changed to reflect the nominal par value per share for the Company’s Delaware authorized capital stock, and to read in its entirety as set forth immediately below:
FOURTH: The Corporation is authorized to issue an aggregate of 150,100,000 shares of capital stock, 150,000,000 shares of which shall be common stock, $0.00001 par value per share (the “Common Stock”), and 100,000 shares of which shall be preferred stock, $0.00001 par value per share (“Preferred Stock”).”

Additionally, the first sentence of Section 4 (Effect on Common Stock) of the Plan of Conversion, which is attached to and filed with the Proxy Statement as Appendix B, has been updated and changed to reflect the nominal par value per share for the Company’s Delaware authorized capital stock, and to read in its entirety as set forth immediately below:
“Upon the terms and subject to the conditions of this Plan, at the Effective Time, by virtue of the Domestication and Conversion and without any further action on the part of the Company or its shareholders, each issued and outstanding share of Class A common stock, no par value per share (“Class A Common Stock”), of the Company shall automatically be reclassified and convert into one duly authorized, validly issued, fully paid and nonassessable share of common stock, $0.00001 par value per share (“Common Stock”), of the Delaware Company.”
Except as provided above, these definitive additional materials do not amend or replace or change any other portion of the Proxy Statement. These definitive additional materials should be read in conjunction with the Proxy Statement, including the appendices thereto, which should be read in its entirety. Except as specifically changed, modified or supplemented by the information contained herein, the Proxy Statement continues to be in full force and effect as originally filed with the Commission and provided to shareholders. If the proposal to approve the Plan of Conversion, as revised and changed as set forth above, is not approved by the shareholders at the Annual Meeting, the Company will not become a Delaware corporation and the Company’s authorized capital stock will continue in Montana to be without par value.
__________________
The Company’s Board of Directors recommends a vote “FOR” the approval of the Plan of Conversion, as changed and revised above, to change the Company’s state of incorporation from Montana to Delaware.